UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 18, 2025
Date of Report (date of earliest event reported)
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GigaCloud Technology Inc
(Exact name of registrant as specified in its charter)
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Cayman Islands (State or other jurisdiction of incorporation or organization)	001-41454 (Commission File Number)	00-0000000 (I.R.S. Employer Identification Number)
4388 Shirley Ave El Monte, CA 91731
(Address of principal executive offices and zip code)
(626) 912-8886
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A ordinary shares, par value $0.05 per share	GCT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 12, 2025, Mrs. Lorri Kelley provided notice of her resignation to the board of directors (the “Board”) of GigaCloud Technology Inc (the “Company” or “GigaCloud”), effective August 16, 2025. Mrs. Kelly served as the Chair to the Nominating and Corporate Governance Committee (the “Nominating & Corporate Governance Committee”) of the Board, as well as member to the Audit Committee and member to the Compensation Committee. Mrs. Kelley will remain as an advisor until September 30, 2025 to assist with the transition of her responsibilities. Mrs. Kelley resigned voluntarily, and not as a result of any disagreement with the Company on any matter relating to the Company’s operations, practices or policies. The Board is grateful to Mrs. Kelley for her service and contributions to the Company.
As a result of Mrs. Kelley’s resignation, on August 13, 2025, in accordance with the recommendation of the Nominating & Corporate Governance Committee of the Board, the Board approved and elected Mr. Kenneth E Lebensburger Jr., Kerry, as a director to fill the vacancy on the Board, effective as of August 17, 2025. The Board’s total number of directors remains at five. The Board has determined that Mr. Lebensburger is an independent director as defined in Nasdaq Listing Rule 5605(a)(2). Mr. Lebensburger shall serve as the Chair of the Nominating & Corporate Governance Committee, and member to the Audit Committee and member to the Compensation Committee. Mr. Lebensburger shall receive compensation for his service on the Board and any of its committees in accordance with the Company’s non-employee director compensation program.
Mr. Lebensburger, 79, is a furniture industry veteran with over 50 years of experience. Mr. Lebensburger served a long tenure at Ashley Furniture for over 30 years until 2023, holding several key positions from Vice President of Sales, President of the Upholstery division, to President of Sales and Marketing. Mr. Lebensburger received his bachelor’s degree from Wharton School of Commerce, University of Pennsylvania in 1968 and his MBA from University of Cincinnati in 1969.
There is no family relationship between Mr. Lebensburger and any of the Company’s existing directors and officers. There are no arrangements or understandings between Mr. Lebensburger and any other persons pursuant to which Mr. Lebensburger was appointed the Company’s director. There has been no transaction, nor is there any currently proposed transaction, between Mr. Lebensburger and the Company that would require disclosure under Item 404(a) of Regulation S-K.
The Company issued a press release on August 18, 2025 announcing the appointment of Mr. Lebensburger to the Board. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.
Item 8.01 Other Events.
On August 13, 2025, the Board approved a new share repurchase program which authorized the repurchase of its Class A ordinary share up to $111.0 million, effective August 17, 2025 for three years. The previously authorized share repurchase program was terminated effective August 16, 2025.
Under the share repurchase program, the Company may purchase its ordinary shares through various means, including open market transactions, privately negotiated transactions, block trades, any combination thereof or other legally permissible means. The Company may effect repurchase transactions in compliance with Rule 10b5-1 and Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The number of shares repurchased and the timing of repurchases will depend on a number of factors, including, but not limited to, price, trading volume and general market conditions, along with the Company’s working capital requirements, general business conditions and other factors.
The Company issued a press release on August 18, 2025 announcing the approval of the new share repurchase program. A copy of this press release is furnished as Exhibit 99.2 to this report on Form 8-K and is incorporated herein by reference.
The information contained in this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01 - Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press Release issued by GigaCloud
99.2	Press Release issued by GigaCloud
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 18th day of August 2025.

GigaCloud Technology Inc

By:	/s/ Larry Lei Wu
Name:	Larry Lei Wu
Title:	Chairman of the Board of Directors and Chief Executive Officer